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                                                                    Exhibit 23.6

                                    CONSENT


We hereby consent to the reference to this firm and our opinions in: the Registration Statement on Form S-1 filed by Roslyn Bancorp, Inc., Roslyn, New York, and all amendments thereto; in the Form H-(e)1-S for Roslyn Bancorp, Inc. and all amendments thereto; in the Application for Conversion on Form 86-AC filed by The Roslyn Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for The Roslyn Savings Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto; and references to our firm under the heading "Experts," relating to the conversion of the Bank from a New York chartered mutual savings bank to a New York chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Roslyn Bancorp, Inc., a holding company formed for such purpose, and the offering of Roslyn Bancorp, Inc.'s common stock.


                                       /s/ William M. Mercer, Incorporated
                                       WILLIAM M. MERCER, INCORPORATED


Philadelphia, Pennsylvania

Dated this 8th day of
October, 1996